UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2012

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Hampton Roads Bankshares, Inc. (the “Company”) approved the issuance, effective December 27, 2012, of restricted stock units to certain of the Company’s Named Executive Officers under the Company’s 2011 Omnibus Incentive Plan. The Committee approved the issuance of restricted stock units equal to 50% of each such Named Executive Officer’s 2012 salary as follows:

Name	Position	Dollar Value
Douglas J. Glenn	President and Chief Executive Officer	$267,897.74
Stephen P. Theobald	Executive Vice President and Chief Financial Officer	$212,500.00
Robert J. Bloxom	Executive Vice President and Chief Risk Officer,	$145,000.00
W. Thomas Mears	President & Chief Executive Officer of Shore Bank and President of Commercial Banking of Bank of Hampton Roads	$120,000.00

The resulting number of restricted stock units was calculated by dividing the dollar value of the award by the closing price of the Company’s common stock on the date of issuance, December 27, 2012. The restricted stock units will vest on the latest of the 2nd anniversary of issuance; the date the Company is no longer subject to the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic and Stabilization Act of 2008, as amended; or the date the Company is no longer subject to the Written Agreement by and among the Company, The Bank of Hampton Roads, the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions. Within thirty days of vesting the Company will settle the restricted stock units by issuing one share of its common stock for each vested restricted stock unit.

The issuance of restricted stock units to Mr. Glenn constitutes the annual grant of securities provided for in his Employment Agreement, as disclosed in the Company’s current report on Form 8-K filed on February 17, 2012, which is incorporated by reference into this Item 5.02.

The restricted stock unit awards were issued pursuant to the Form of Restricted Stock Unit Award Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Shareholders Meeting of Hampton Roads Bankshares, Inc. (the “Company”) was commenced on December 26, 2012, adjourned – following approval of the proposal to adjourn the annual meeting – until December 28, 2012, and completed on December 28, 2012. The following items were voted on by shareholders, with the following results:

1. The shareholders approved the Company’s Amended and Restated Articles of Incorporation.

Votes For	160,741,412
Votes Against	52,972
Abstain	14,537
Broker Non-Votes	5,398,853

2. The shareholders approved the adjournment of the Annual Meeting to permit the declaration of effectiveness of the Amended and Restated Articles of Incorporation.

Votes For	165,645,827
Votes Against	558,297
Abstain	3,650

3. The shareholders elected the following individuals to the Board of Directors for a term of one year each, expiring at the 2013 annual meeting:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Charles M. Johnston	160,655,590	153,331	5,398,853
James F. Burr(1)	160,602,133	206,788	5,398,853
Patrick E. Corbin	160,667,495	141,426	5,398,853
Henry P. Custis, Jr.	160,522,351	286,570	5,398,853
Douglas J. Glenn	160,599,738	209,183	5,398,853
William A. Paulette	160,665,748	143,173	5,398,853
Billy G. Roughton	160,533,535	275,386	5,398,853

(1)	James F. Burr’s term as a director of the Company will not commence until, and will be effective on, receipt of approval of his candidacy on the Company’s Board of Directors from banking regulatory authorities.

4. The shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

Votes For	166,023,295
Votes Against	179,844
Abstain	4,635

5. The shareholders approved a proposal endorsing the compensation of the Company’s named executive officers as disclosed in the Company’s 2012 proxy statement.

Votes For	160,706,617
Votes Against	91,411
Abstain	10,893
Broker Non-Votes	5,398,853

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Ex. 10.1	Form of Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: January 2, 2013	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 10.1	Form of Restricted Stock Unit Award Agreement.